Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-255419) on Form S-8 of our report dated March 24, 2022, with respect to the consolidated financial statements of MeaTech 3D Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
March 24, 2022